SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and Louise K. Goeser entered into an indemnification agreement dated as of February 10, 2016 in connection with her election as a Director of the Registrant.

The indemnification agreement entered into between the Registrant and Ms. Goeser is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2018, the Board of Directors of the Registrant elected Louise K. Goeser to serve as a member of the Registrant’s Board of Directors until the Registrant’s 2018 Annual Meeting of Stockholders or until her successor has been duly elected and qualified.  Ms. Goeser was also appointed by the Board to serve as a member of the Nominating and Corporate Governance Committee of the Board of Directors.

Ms. Goeser has served as President and Chief Executive Officer of Grupo Siemens S.A. de C.V. since March 2009 and is responsible for Siemens Mesoamérica.  Siemens Mesoamérica is the Mexican, Central American and Caribbean unit of multinational Siemens AG, a global engineering company operating in the industrial, energy and healthcare sectors.  Ms. Goeser previously served as President and Chief Executive Officer of Ford of Mexico from January 2005 to November 2008.  Prior to this position, she served as Vice President, Global Quality for Ford Motor Company from 1999 to 2005.  Prior to 1999, Ms. Goeser served as General Manager, Refrigeration and Vice President, Corporate Quality at Whirlpool Corporation and held various leadership positions with Westinghouse Electric Corporation.  Ms. Goeser has served as a member of the Board of Directors of MSC Industrial Direct Co., Inc. since December 2009.   Ms. Goeser previously served as a member of the boards of directors of Talen Energy from June 2015 to December 2016, PPL Corporation from March 2003 to June 2015, and Witco Corporation from 1997 to 1999.

Ms. Goeser will receive a grant of 372 shares of class A common stock under the Registrant’s Second Amended and Restated 2004 Stock Incentive Plan, which represents one quarter of the value of the annual grant of class A common stock to non-employee directors, and will receive a pro-rated amount of the normal cash retainer for non-employee directors.

There are no transactions in which Ms. Goeser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2018	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel